Exhibit 10.3

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated effective as of July 6, 2023 (this “Agreement”), is by and between Acadia Management Company, Inc., a Delaware corporation (the “Company”), and Brian Farley (“Executive”).

WHEREAS, the Company and Executive are party to that certain Employment Agreement, dated as of June 30, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and Executive have agreed to make certain amendments to the Employment Agreement upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.
Employment; Employment Period. The first sentence of Section 1 of the Employment Agreement shall be deleted in its entirety and the following substituted therefore:

“The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the 26th of July, 2023 (the “Start Date”) and ending on the date on which Executive’s employment is terminated pursuant to Section 4 hereof (the “Employment Period”).”

2.
Miscellaneous.
a.
Full Force and Effect. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof on date hereof.
b.
Governing Law; Venue. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Delaware, other than the conflict of laws provisions of such laws. The parties agree that any dispute arising out of or relating to this Agreement shall be brought in the state courts located in Williamson County, Tennessee or the United States District Court for the Middle District of Tennessee. Each party hereby waives any objection to the personal or subject matter jurisdiction and venue of such courts.
c.
Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of the Employment Agreement.
d.
Effectiveness. This Agreement shall be deemed fully effective as of the date first above written.
e.
Counterparts. This Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set Executive’s hand, as of the day and year first above written.

ACADIA MANAGEMENT COMPANY, INC.

By: /s/ Christopher H. Hunter

Name: Christopher H. Hunter

Title: Chief Executive Officer

EXECUTIVE:

/s/ Brian Farley

Brian Farley

Signature Page to First Amendment to Employment Agreement